Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into the registration statement of BIO-key International, Inc., on Form S-8 (file no. 333-137414), of our report dated March 29, 2007 relating to the financial statements which appear in this Form 10-KSB for the year ended December 31, 2006.

/s/ Carlin, Charron & Rosen, LLP.

Westborough, MA
March 29, 2007